Exhibit 99.1

XPERI INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

($ in thousands)	Historical	Transaction Accounting Adjustments	Notes	Autonomous Entity Adjustments	Notes	Other Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$133,257	$66,743	(A)	$—		$—		$200,000
Accounts receivable, net	79,606	—		—		—		79,606
Unbilled contracts receivable, net	46,487	—		—		—		46,487
Other current assets	30,690	—		—		—		30,690

Total current assets	$290,040	$66,743		$—		$—		$356,783

Long-term unbilled contracts receivable	$3,217	$—		$—		$—		$3,217
Property and equipment, net	53,573	—		—		—		53,573
Operating lease right-of-use assets	54,919	—		—		—		54,919
Intangible assets, net	241,583	17,294	(B)	—		50,000	(F)	308,877
Goodwill	536,441	—		—		—		536,441
Other assets	27,939	—		—		—		27,939

Total assets	$1,207,712	$84,037		$—		$50,000		$1,341,749

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	11,197	—		—		—		11,197
Accrued liabilities	73,920	1,523	(C)	—		—		75,443
Deferred revenue	27,163	—		—		—		27,163

Total current liabilities	$112,280	$1,523		$—		$—		$113,803
Long-term deferred tax liabilities	15,135	—		—		—		15,135
Long-term debt, net	—	—		—		50,000	(F)	50,000
Deferred revenue, less current portion	19,237	—		—		—		19,237
Noncurrent operating lease liabilities	42,571	—		—		—		42,571
Other long-term liabilities	4,142	—		—		—		4,142

Total liabilities	$193,365	$1,523		$—		$50,000		244,888

Equity:
Net Parent company investment	$1,029,487	$(1,029,487)	(D)	$—		$—		—
Common stock	—	42	(D)	—		—		42
Additional paid-in capital	—	1,111,959	(E)	—		—	(F)	1,111,959
Accumulated other comprehensive loss	(4,125)	—		—		—		(4,125)
Noncontrolling interest	(11,015)	—		—		—		(11,015)

Total equity	$1,014,347	$82,514		$—		$—		$1,096,861

Total liabilities and equity	$1,207,712	$84,037		$—		$50,000		$1,341,749

See accompanying notes to the unaudited pro forma condensed combined financial statements.

XPERI INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2022

($ in thousands except per share data)	Historical	Transaction Accounting Adjustments	Notes	Autonomous Entity Adjustments	Notes	Other Adjustments	Notes	Pro forma
Revenue	$245,092	$—		$—				$245,092
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	54,286	—						54,286
Research and development	101,572	(255)	(G)	—				101,317
Selling, general and administrative	100,193	—		(510)	(J)			99,683
Depreciation expense	10,707	—		—				10,707
Amortization expense	29,553	1,092	(H)	—				30,645

Total operating expenses	296,311	837		(510)		—		296,638

Operating loss	(51,219)	(837)		510				(51,546)
Interest expense						(1,500)	(K)	(1,500)
Other income and expense, net	226	—		—				226

Loss before taxes	(50,993)	(837)		510		(1,500)		(52,820)
Provision for (benefit from) income taxe	10,475	(201)	(I)	122	(I)	(360)	(I)	10,036

Net loss	(61,468)	(636)		388		(1,140)		(62,856)

Less: Net loss attributable to noncontrolling interest	(1,816)	—		—		—		(1,816)

Net loss attributable to Xperi Product	$(59,652)	$(636)		388		(1,140)		$(61,040)

Basic and diluted loss per share (Note L)								$(1.46)
Weighted average shares, basic and diluted (Note L)								41,707,171

See accompanying notes to the unaudited pro forma condensed combined financial statements.

XPERI INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2021

($ in thousands except per share data)	Historical	Transaction Accounting Adjustments	Notes	Autonomous Entity Adjustments	Notes		Other Adjustments	Notes	Pro Forma
Revenue	$486,483	$—		$—					$486,483
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	125,626	—							125,626
Research and development	194,869	(510)	(G)	—					194,359
Selling, general and administrative	199,921	—		(1,020)	(J	)			198,901
Depreciation expense	22,584	—		—					22,584
Amortization expense	105,311	2,185	(H)	—					107,496

Total operating expenses	648,311	1,675		(1,020)			—		648,966

Operating loss	(161,828)	(1,675)		1,020					(162,483)
Interest expense							(3,000)	(K)	(3,000)
Other income and expense, net	1,590								1,590

Loss before taxes	(160,238)	(1,675)		1,020			(3,000)		(163,893)
Provision for (benefit from) income taxes	18,840	(402)	(I)	245	(I	)	(720)	(I)	17,963

Net loss	(179,078)	(1,273)		775			(2,280)		(181,856)

Less: Net loss attributable to noncontrolling interest	(3,456)								(3,456)

Net loss attributable to Xperi Product	$(175,622)	$(1,273)		$775			$(2,280)		$(178,400)

Basic and diluted loss per share (Note L)									$(4.28)
Weighted average shares, basic and diluted (Note L)									41,707,171

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 includes the following pro forma adjustments:

Transaction Accounting Adjustments:

(A)

Reflects the capital contribution of approximately $66.7 million in cash paid to Xperi Inc. from Xperi Holding Corporation in connection with the Internal Reorganization and Business Realignment, separation and distribution as of June 30, 2022.

(B)

Reflects patent assets, in the amount of $17.3 million, being transferred from Xperi Holding Corporation to Xperi Inc., in connection with the Internal Reorganization. While the patent assets are being transferred at fair value, they are recorded in the unaudited condensed combined pro forma balance sheet at their carryover basis, and therefore the value is not necessarily reflective of the fair value of the patent assets, individually or in total, nor can the fair value be ascertained on a per asset basis.

(C)

In connection with the separation, Xperi Holding Corporation will transfer compensation related liabilities of $1.5 million for corporate employees transferred to Xperi Inc. for which the full accrual will be paid by Xperi Inc. when it comes due.

(D)

Represents the reclassification of Xperi Holding Corporation’s net investment in Xperi Inc. to common stock and additional paid-in capital to reflect the number of shares of Xperi Inc. common stock expected to be outstanding at the distribution date. Reflects the issuance of 41,707,171 shares of our common stock with a par value of $0.001 per share pursuant to the Separation and Distribution Agreement. We have assumed the number of outstanding shares of our common stock based on 104,267,929 shares of Xperi common stock outstanding on August 1, 2022, and assuming a distribution of 100% of our common stock to Xperi’s stockholders and a distribution ratio of four shares of our common stock for every ten shares of Xperi common stock. The actual number of shares issued will not be known until the record date for the distribution.

(E)	The additional paid-in-capital adjustments are summarized below:

($ in thousands)
Cash and cash equivalents	66,743
Intangible assets, net	17,294
Accrued liabilities	(1,523)
Net Parent company investment	1,029,487
Common stock	(42)

Additional paid-in capital	$1,111,959

Other Adjustments

(F)

Reflects the senior unsecured promissory note issued by TiVo Product Holdco LLC on July 1, 2022 in connection with financing the consideration paid for the Vewd Acquisition. The promissory note bears an interest rate of 6.0% per annum, payable on a quarterly basis. The interest rate might be adjusted in connection with the separation and distribution. See the section entitled “Description of Material Indebtedness” for more information. Given the timing of the transaction, the purchase price allocation has not yet been completed.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 include the following pro forma adjustments:

Transaction Accounting Adjustments:

(G)

Reflects the net patent prosecution costs associated with the transferred intangible assets from Xperi Holding Corporation to Xperi Inc., offset by the transfer of intangible assets from Xperi Inc. to Xperi Holding Corporation, both in connection with the Internal Reorganization.

(H)	Reflects the amortization expense associated with the transferred intangible assets from Xperi Holding Corporation to Xperi Inc. in connection with the Internal Reorganization.

(I)

Reflects the tax effects of the unaudited pro forma adjustments calculated at the statutory rate of 24% based on the statutory rate for the respective jurisdiction. Management believes the statutory tax rate provides a reasonable basis for the pro forma adjustment. However, the effective tax rate of Xperi Inc. could be significantly different depending on actual operating results by jurisdiction and the application of enacted tax law to those specific results.

Autonomous Entity Adjustments:

(J)	Reflects the reimbursement of general and administrative expense associated with post separation services provided by Xperi Inc. to Adeia post separation.

Other Adjustments

(K)	Reflects the estimated interest expense associated with the issuance of the promissory note in connection with the Vewd Acquisition, which bears an interest rate of 6.0% per annum.

Earnings (Loss) Per Share:

(L)

The numbers of Xperi Inc. shares used to compute basic and diluted earnings per share for the six months ended June 30, 2022 and for the year ended December 31, 2021 are based on the number of shares of Xperi Inc. common stock which are expected to be outstanding upon completion of the distribution. We have assumed the number of outstanding shares of common stock based on the number of Xperi Inc. common shares outstanding at August 1, 2022, assuming the anticipated distribution ratio of four shares of Xperi Inc. common stock for every ten shares of Xperi Holding Corporation common stock outstanding. Diluted weighted-average pro forma shares is the same as basic weighted-average pro forma shares because the potentially dilutive equity plans to purchase additional shares were not assumed to have been exercised if their effect is anti-dilutive.

The adjustments shown in the tables below include those that management deems necessary to enhance the understanding of the pro forma effects of the Internal Reorganization, Business Realignment and separation and distribution. The following discussion contains forward-looking statements that reflect the plans, estimates and beliefs of management. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in the forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Statements.”

Following the separation, Xperi Inc. expects to incur costs as a standalone public company in connection with certain of its corporate functions including, but not limited to, marketing and other general and administrative functions, that are incremental to Xperi Inc.’s corporate and shared costs allocated in the historical combined financial statements. Xperi Inc. performed a budget assessment of the resources and associated costs required to function as a stand-alone company. This assessment was performed consistently across all functions. The “corporate support functions personnel-based” adjustments presented in the tables below represent incremental expenses for personnel and stock-based compensation related to executive officers and other employees, who were considered shared as part of corporate allocations in the historical combined financial statements but will be employees of Xperi Inc. after the separation. The “corporate support functions non-personnel-based” adjustments presented in the tables below represent costs associated with outside services, legal, marketing, and investor relations fees and were determined by estimating third-party spend in each function.

Xperi Inc. benefits from shared corporate expenses as a segment within Xperi Holding Corporation. In order to operate as a standalone public company, Xperi Inc. expects to incur higher expenses than the prior shared allocation due to dis-synergies. The adjustments below show these dis-synergies, which are represented by higher costs of $20.4 million for the year ended December 31, 2021 and $10.2 million for the six months ended June 30, 2022. Management also expects certain expenses to be lower than the prior shared allocation, resulting in synergies of $1.0 million and $0.5 million for the year ended December 31, 2021 and the six months ended June 30, 2022, respectively.

The tax effect of the management adjustments noted in the table below has been determined by applying the respective statutory tax rates to the aforementioned adjustments in jurisdictions where valuation allowances were not required.

Management believes the presentation of these adjustments is necessary to enhance an understanding of the pro forma effects of the Internal Reorganization, Business Realignment and separation and distribution, and that these adjustments reflect all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above. The additional expenses have been estimated based on assumptions that Xperi Inc.’s management believes are reasonable. However, actual additional costs could be different from the estimates, and would depend on several factors, including economic environment and strategic decisions made in areas such as separation, selling and marketing, research and development, information technology and infrastructure. Xperi Inc. may increase or reduce investments, expenses, or resources in the future that are not included in management adjustments below.

The tables below set forth each management adjustment in forms of synergies and dis-synergies for the periods presented.

For the Six Months Ended June 30, 2022	Net loss attributable to Xperi Inc.*	Basic and diluted loss per share	Weighted average share
($ in thousands except share and per share amounts)
Pro Forma*	$(61,040)	$(1.46)	41,707,171
Management adjustments
Synergies
Corporate support functions personnel-based (1)	214
Corporate support functions non-personnel-based (2)	293
Dis-synergies
Corporate support functions personnel-based (3)	(7,096)
Corporate support functions non-personnel-based (4)	(3,112)

Total Management adjustments	(9,701)

Tax effect	2,328

Pro forma net loss after management adjustments	$(68,413)	$(1.64)	41,707,171

*	As shown in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022.
(1)	Represents primarily general and administrative expenses related to financial planning.
(2)	Represents primarily facilities costs.
(3)	Represents primarily general and administrative expenses, selling and corporate marketing expenses, and stock-based compensation expense.
(4)	Represents costs associated with outside services, equipment, materials and supplies, investor relations costs, depreciation, facilities and insurance costs.

For the Year Ended December 31, 2021	Net loss attributable to Xperi Inc.*	Basic and diluted loss per share	Weighted average share
($ in thousands except share and per share amounts)
Pro Forma*	$(178,400)	$(4.28)	41,707,171
Management adjustments
Synergies
Corporate support functions personnel-based (1)	428
Corporate support functions non-personnel-based (2)	586
Dis-synergies
Corporate support functions personnel-based (3)	(14,191)
Corporate support functions non-personnel-based (4)	(6,224)

Total Management adjustments	(19,401)

Tax effect	4,656

Pro forma net loss after management adjustments	$(193,145)	$(4.63)	41,707,171

*	As shown in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021.
(1)	Represents primarily general and administrative expenses related to financial planning.
(2)	Represents primarily facilities costs.
(3)	Represents primarily general and administrative expenses, selling and corporate marketing expenses, and stock-based compensation expense.
(4)	Represents costs associated with outside services, equipment, materials and supplies, investor relations costs, depreciation, facilities and insurance costs.